SERIES A WARRANT TO PURCHASE
                         SHARES OF CLASS B COMMON STOCK
                                       of
                            OSHKOSH TRUCK CORPORATION


        THIS WARRANT WAS ISSUED PURSUANT TO THE ALLIANCE AGREEMENT DATED AS OF JUNE 2, 1995 (THE "ALLIANCE AGREEMENT"), BETWEEN FREIGHTLINER CORPORATION AND OSHKOSH TRUCK CORPORATION. NO TRANSFER MAY OCCUR EXCEPT PURSUANT TO THE TERMS OF THE ALLIANCE AGREEMENT.

        THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. ACCORDINGLY, THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED UNDER THE APPROPRIATE SECURITIES LAWS OR SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.



    No. WA-1                                 Warrant to Purchase
                                             1,250,000 Class B Common
                                             Shares, par value $.01
                                             per share (subject to
                                             adjustment)


                             Void after June 2, 2002


        For value received, OSHKOSH TRUCK CORPORATION, a Wisconsin corporation ("Oshkosh"), hereby certifies that FREIGHTLINER CORPORATION, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below and to the Alliance Agreement, to purchase from Oshkosh, 1,250,000 shares of Class B Common Stock, par value $.01 per share, of Oshkosh ("Class B Common Stock"), as constituted on June 2, 1995 (the "Warrant Issue Date"), on or after the first anniversary of the Warrant Issue Date and prior to the expiration of this Warrant as provided below, upon surrender hereof at the principal office of Oshkosh referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States as hereinafter provided at the per share price of $16.50 (the "Exercise Price"). The number, character and Exercise Price of such shares of Class B Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is registered and its transfer may be registered upon the books maintained for that purpose by Oshkosh by delivery of this Warrant duly endorsed.

        Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Alliance Agreement.

        1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on June 2, 1996 and ending at 5:00 p.m., Eastern time, on the date seven years after the Warrant Issue Date, and shall be void thereafter.

        2.   Exercise of Warrant.

             2.1. Method. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder at the principal executive office of Oshkosh at 2307 Oregon Street, Oshkosh, Wisconsin 54903-2566 (or such other office or agency of Oshkosh as it may designate by notice in writing to the Holder), upon payment in cash or by wire transfer to a bank account designated by Oshkosh or by a certified or cashier's check of the aggregate Exercise Price of the shares to be purchased; provided, however, that, in lieu of cash, such Holder may pay such Exercise Price by exchanging shares of Class B Common Stock having an aggregate Market Price equal to the aggregate Exercise Price or by reducing the number of shares of Class B Common Stock such Holder would otherwise be entitled to upon such exercise by a number of shares of Class B Common Stock having an aggregate Market Price equal to the aggregate Exercise Price.

             2.2. Effect. This Warrant shall be deemed to have been exercised at the time of its surrender for exercise together with full payment as provided above, and the Person entitled to receive the shares of Class B Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares at and after such time. As promptly as practicable on or after such date Oshkosh at its expense shall issue to the Person entitled to receive the same a certificate for the number of shares of Class B Common Stock issuable upon such exercise. If this Warrant is exercised in part, Oshkosh at its expense will execute and deliver a new Warrant exercisable for the number of shares for which this Warrant may then be exercised. Oshkosh shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of Class B Common Stock; and in the event that any such transfer is involved, Oshkosh shall not be required to issue or deliver any shares of Class B Common Stock until such tax or other charge shall have been paid or it has been established to the Company's reasonable satisfaction that no such tax or other charge is due.

             2.3. Holder Not a Shareholder. The Holder shall neither be entitled to vote nor receive dividends nor be deemed the holder of Class B Common Stock or any other securities of Oshkosh that may at any time be issuable on the exercise hereof for any purpose until the Warrant has been exercised for shares of Class B Common Stock as provided in this Section 2; provided, however, that the Holder shall be treated as the beneficial owner of the shares issuable upon exercise of the Warrant for purposes of determining Freightliner's compliance with its commitment to maintain a beneficial ownership level below the Standstill Percentage.

             2.4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Class B Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, Oshkosh shall make a cash payment equal to the Exercise Price multiplied by such fraction.

        3.   Registered Warrants.

             3.1. Series. This Warrant is one of a series of Warrants, designated as Series A, which are identical except as to the number of shares of Class B Common Stock purchasable and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933, as amended (the "Act"), and the regulations of the Securities and Exchange Commission promulgated thereunder or state securities or blue sky laws. Such Warrants are referred to herein collectively as the "Warrants."

             3.2. Record Ownership. Oshkosh shall maintain a register of the Holders of the Warrants (the "Register") showing their names and addresses and the serial numbers and number of shares of Class B Common Stock purchasable, issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. Oshkosh may treat the person named as the Holder of this Warrant in the Register as the sole owner of this Warrant. The Holder of this Warrant is the person exclusively entitled to receive notifications with respect to this Warrant, exercise it to purchase shares of Class B Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

             3.3. Registration of Transfer. To the extent permitted under the Alliance Agreement, transfers of this Warrant may be registered on the Register. Transfers shall be registered when this Warrant is presented to Oshkosh duly endorsed with a request to register the transfer hereof in accordance with the terms of the Alliance Agreement. When this Warrant is presented for transfer and duly transferred hereunder, it shall be cancelled and a new Warrant showing the name of the transferee as the Holder thereof shall be issued in lieu hereof. No transfer of this Warrant may take place except in accordance with the terms of the Alliance Agreement.

             3.4. Worn and Lost Warrants. If this Warrant becomes worn, defaced or mutilated but is still substantially intact and recognizable, Oshkosh or its agent may issue a new Warrant in lieu hereof upon its surrender. If this Warrant is lost, destroyed or wrongfully taken, Oshkosh shall issue a new Warrant in place of the original Warrant if the Holder so requests by written notice to Oshkosh and the Holder has delivered to Oshkosh an indemnity agreement reasonably satisfactory to Oshkosh with an affidavit of the Holder that this Warrant has been lost, destroyed or wrongfully taken.

             3.5. Restrictions on Transfer. (a) This Warrant and the Class B Common Stock issuable upon the exercise hereof have not been registered under the Act and therefore this Warrant and the Class B Common Stock issuable upon the exercise of this Warrant may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer is registered pursuant to the Act and is otherwise registered under the appropriate state securities or Blue Sky laws or such transfer is exempt from such registration. This Warrant does not obligate Oshkosh to register the Warrant or Class B Common Stock issuable upon the exercise hereof under the Act or any other law. Certificates representing Class B Common Stock issuable upon the exercise of this Warrant may bear an appropriate legend to the effect set forth in this Section 3.5(a).

             (b) No transfer of this Warrant or the Class B Common Stock issuable upon the exercise hereof may be made except in accordance with the terms of the Alliance Agreement.

             3.6. Warrant Agent. Oshkosh may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Register, issuing Class B Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging or transferring this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or transfer, as the case may be, shall be made at the office of such agent.

        4. Reservation of Stock. Oshkosh covenants that, during the term this Warrant is exercisable, Oshkosh will reserve from its authorized and unissued Class B Common Stock or Class B Common Stock held in Treasury a sufficient number of shares to provide for the issuance of Class B Common Stock upon the exercise of this Warrant. Oshkosh further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable (except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law). Oshkosh agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Class B Common Stock upon the exercise of this Warrant.

        5.   Effects of Certain Events.

             5.1. Class B Common Stock Dividends, Subdivisions or Combinations. In case Oshkosh shall (A) pay or make a dividend or other distribution to all holders of its Class B Common Stock in shares of its Class B Common Stock, (B) subdivide, split or reclassify the outstanding shares of its Class B Common Stock into a larger number of shares or (C) combine or reclassify the outstanding shares of its Class B Common Stock into a smaller number of shares, the Exercise Price in effect and the number of shares of Class B Common Stock issuable upon exercise hereof, in each case immediately prior thereto shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of Class B Common Stock which such Holder would have owned and been entitled to receive had such Warrant been exercised immediately prior to the happening of any of the events described above or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 5.1 shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

             5.2. Distributions of Assets or Securities Other Than Class B Common Stock. In case Oshkosh shall, by dividend or otherwise, distribute to all holders of its Class B Common Stock shares of any of its capital stock (other than Class B Common Stock), rights or warrants to purchase any of its securities (other than those referred to in Section 5.3 below and other than rights issued under a Company stockholder rights plan), cash (other than any regular quarterly dividend which the Board of Directors of Oshkosh declares in the ordinary course of business), other assets or evidences of its indebtedness, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Average Market Price per share of Class B Common Stock at the record date for determining shareholders entitled to such dividend or distribution less the fair market value (as determined in good faith by the Board of Directors) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Class B Common Stock, and of which the denominator shall be such Average Market Price per share. An adjustment made pursuant to this Section 5.2 shall become effective immediately after such record date.

             5.3. Below Market Distributions or Issuances. In case Oshkosh shall issue Class B Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock) to all holders of Class B Common Stock at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Average Market Price per share of Class B Common Stock at the record date for the determination of shareholders entitled to receive such Class B Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of issuance of such Class B Common Stock (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (A) the number of shares of Class B Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of shares which the aggregate consideration receivable by Oshkosh for the total number of shares of Class B Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such Average Market Price, and the denominator of which shall be the sum of (A) the number of shares of Class B Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of additional shares of Class B Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable). An adjustment made pursuant to this Section 5.3 shall become effective immediately after the record date for determination of shareholders entitled to receive or purchase such Class B Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock). For purposes of this
   Section 5.3, the issuance of any options, rights or warrants or any shares of Class B Common Stock (whether treasury shares or newly issued shares) pursuant to any employee (including consultants and directors) benefit or stock option or purchase plan or program of Oshkosh shall not be deemed to constitute an issuance of Class B Common Stock or options, rights or warrants to which this Section 5.3 applies. Notwithstanding anything herein to the contrary, no further adjustment to the Exercise Price shall be made (i) upon the issuance or sale of Class B Common Stock upon the exercise of any rights or warrants or (ii) upon the issuance or sale of Class B Common Stock upon conversion or exchange of any convertible securities, if any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such rights, warrants or securities.

             5.4. Repurchases. In case at any time or from time to time Oshkosh or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Class B Common Stock of Oshkosh at a weighted average purchase price in excess of the Average Market Price on the business day immediately prior to the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the "Determination Date"), the Exercise Price in effect as of such Determination Date shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be (A) the product of (x) the number of shares of Class B Common Stock outstanding on such Determination Date and (y) the Average Market Price of the Class B Common Stock on such Determination Date minus (B) the aggregate purchase price of such repurchase and the denominator of which shall be the product of (x) the number of shares of Class B Common Stock outstanding on such Determination Date minus the number of shares of Class B Common Stock repurchased by Oshkosh or any subsidiary thereof in such repurchase and (y) the Average Market Price of the Class B Common Stock on such Determination Date. An adjustment made pursuant to this Section 5.4 shall become effective immediately after the effective date of such repurchase.

             5.5 Fractional Shares. Notwithstanding any adjustment pursuant to this Article 5 in the number of shares of Class B Common Stock or other securities purchasable upon the exercise of this Warrant, Oshkosh shall not be required to issue fractions of shares of Class B Common Stock or other securities upon exercise of this Warrant or to distribute certificates that evidence fractional shares. In lieu of fractional shares, there shall be paid to the holder of this Warrant at the time the Warrant is exercised as provided herein an amount in cash equal to the same fraction of the current market value of a share of Class B Common Stock or other security.

        6. Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Class B Common Stock of Oshkosh (other than any reclassification referred to in Section 5.1), whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of Oshkosh, this Warrant shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be exercisable for the kind and number of shares of stock or other securities, cash or property, of Oshkosh or otherwise, to which the Holder would have been entitled if immediately prior to such event such Holder had exercised this Warrant for Class B Common Stock at the Exercise Price in effect as of the consummation of such event. The provisions of this Section 6 shall similarly apply to successive changes, reclassifications, conversions, exchange or cancellations.

        7. No Impairment. Except as permitted by the Alliance Agreement, Oshkosh will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Oshkosh, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder hereof against impairment.

        8. Calculation of Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Warrant shall be made by Oshkosh and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Warrant to the contrary notwithstanding, Oshkosh shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Warrant, as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by Oshkosh to its shareholders shall not be taxable.

        9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Warrant, Oshkosh at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Oshkosh shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Class B Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

        10.  Notices.

             10.1. Dilutive Events. In the event that Oshkosh shall propose at any time:

             (1) to declare any dividend (other than regular quarterly cash dividends in the ordinary course of business) or distribution upon its Class B Common Stock;

             (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

             (3) to effect any transaction of the type described in Section 6 hereof involving a change in the Class B Common Stock;

   then, in connection with each such event, Oshkosh shall send to the Holders of this Warrant:

             (A) at least 15 days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Class B Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (1) and (2) above; and

             (B) in the case of the matters referred to in (3) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the time on which the holders of Class B Common Stock shall be entitled to exchange their Class B Common Stock for securities, cash or other property deliverable upon the occurrence of such event).

             10.2. Dissolution; Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of Oshkosh, Oshkosh shall send to the Holder of this Warrant at least 20 days' prior written notice thereof.

             10.3. Repurchase Programs. Oshkosh shall send written notice immediately upon any public announcement with respect to an open market repurchase program, any self tender offer for shares of Class B Common Stock and any other repurchase other than a repurchase of stock of an employee or consultant pursuant to any benefit plan or agreement.

        11. Amendments. This Warrant may not be amended without the prior written consent of the Holder.

        12. Additional Definition. As used herein, the term "Average Market Price" shall mean the average of the Market Prices for the 20 consecutive trading days immediately preceding the date in question.

        13. Notices. Any notice, certificate or other communication which is required or convenient under the terms of this Warrant shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid, and directed to the Holder of the Warrant at its address as it appears on the Register or if to Oshkosh to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

        14. Time. Where this Warrant provides for a payment or performance on a Saturday or Sunday or a public holiday in the State of Wisconsin or the State of Oregon, such payment or performance may be made on the next succeeding business day, without liability of Oshkosh for interest on any such payment.

        15. Rules of Construction. In this Warrant, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Warrant are inserted for convenience of reference only, and they neither form a part of this Warrant nor are they to be used in the construction or interpretation hereof.

        16. Governing Law. This Warrant shall be construed in accordance with and governed by the law of the State of Wisconsin.

        IN WITNESS WHEREOF, Oshkosh has caused this Warrant to be executed by its officer thereto duly authorized.

                                      OSHKOSH TRUCK CORPORATION


                                      By: /s/ Fred S. Schulte
                                         Name:  Fred S. Schulte
                                         Title:  Chief Financial Officer

                              ASSIGNMENT OF WARRANT


             The undersigned hereby sell(s) and assign(s) and transfer(s) unto ___________________________________________________________
   ____________________________________________________________________
                   (name, address and SSN or EIN of assignee) rights to purchase _______________ shares of Class B Common Stock pursuant to this Warrant.



   Date:                            Sign:
                                (Signature must conform in all respects to
                                 name of Holder shown on face of Warrant)


   Signature Guaranteed:


                                    _________________________________________
                                             Name of Assignee

                                    _________________________________________
                                                  Street

                                    _________________________________________
                                             City, State, ZIP

                                    _________________________________________
                                          SSN or EIN of Assignee

                               NOTICE OF EXERCISE

           [To be completed and signed only upon exercise of Warrant]

        The undersigned, the Holder of this Warrant, hereby irrevocably elects to exercise the right to purchase Class B Common Stock, par value $.01 per share, of Oshkosh Truck Corporation, as follows:


                            _______________________________________________
                               (whole number of Warrants exercised)


                                            Dollars ($                      )
                       (number of Warrants exercised times Exercise Price)


                                             Shares (                       )


                                            Dollars ($                      )
                              (number of shares and Market Price of
                                Common Stock in cashless exercise)

   [Signature must be       __________________________________________
   guaranteed if name of      (name of holder of shares if different
   holder of shares differs          than Holder of Warrant)
   from registered Holder
   of Warrant]              __________________________________________
                            (address of holder of shares if different
                                than address of Holder of Warrant)

                            __________________________________________
                          (Social Security or EIN of holder of shares if
                                different than Holder of Warrant)


   Date:___________     Sign:_____________________________________________
                        (Signature must conform in all respects to name of
                              Holder shown on face of this Warrant)

   Signature Guaranteed: